NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

FRESH DEL MONTE PRODUCE INC.
2014 OMNIBUS SHARE INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Fresh Del Monte Produce Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company’s 2014 Omnibus Share Incentive Plan (the “Plan”), to the Participant designated in this Notice of Grant of Restricted Stock Unit Award (the “Notice”) an Award comprised of the right to receive a number of Ordinary Shares at the Grant Date and future vesting dates (the “Restricted Stock Units” or “RSUs”), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Unit Award (the “Terms & Conditions”). The Notice and the Terms & Conditions shall hereinafter be referred to collectively as the “Agreement.”

Participant:    [ ]

Grant Date:    [DATE] (“Grant Date”)

# of Restricted Stock Units:    [ ]

Service Vesting: Except as otherwise set forth in the Agreement, so long as the Participant continues to serve as a member of the Company’s Board of Directors from the Grant Date through the vesting date, the vesting of the Participant’s rights and interests in the RSUs shall become vested and non-forfeitable at the earlier of the one-year anniversary of the Grant Date and the next annual shareholder meeting.

By signing below, the Participant agrees that this Notice of Grant of Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Company’s 2014 Omnibus Share Incentive Plan, as amended from time to time, and the attached Terms & Conditions.

Participant	Fresh Del Monte Produce Inc.

By:	By:
Name:	Name:
Title:
Date:	Date:

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

These Terms and Conditions of Restricted Stock Unit Award (these “Terms & Conditions”) relate to the Notice of Grant of Restricted Stock Unit Award (the “Notice”) to which these Terms & Conditions are attached, by and between Fresh Del Monte Produce Inc. (the “Company”), and the person identified in the Notice (the “Participant”). The Terms & Conditions and the Notice shall hereinafter be collectively referred to as the “Agreement.”

The terms of the Company’s 2014 Omnibus Share Incentive Plan are hereby incorporated by reference and made part of this Agreement.

The Company’s Board of Directors (the “Committee”) has approved an award to the Participant under the 2014 Omnibus Share Incentive Plan of the right to receive a number of the Company’s Ordinary Shares, subject to such restrictions contained in this Agreement, and conditioned upon the Participant’s acceptance of the provisions set forth in this Agreement within sixty (60) days after the date of the Notice. For purposes of this Agreement, any reference to the Company shall include a reference to any subsidiary of the Company.

1.Defined Terms. Whenever the following terms are used in these Terms & Conditions, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

(a)“Change of Control” shall have the meaning set forth in the Plan.

(b)“Code” means the US Internal Revenue Code of 1986, as amended from time to time.
(c)“Company Agreements” shall mean, collectively, (1) the Company’s Code of Conduct and Business Ethics, Insider Trading Policy and other policy to which the Participant is subject, in each case as these policies may be amended from time to time, (2) this Agreement and (3) any other contractual obligation between the Company and the Participant.
(d)“Fair Market Value” shall have the meaning set forth in the Plan.

(e)Section 409A” shall mean Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.
(f)“Securities Act” shall mean the Securities Act of 1933, as amended.

(g)“Separation from Service” shall mean the date the Participant is no longer serving as a member of the Board of Directors.

(h)“Settlement” or “Settled” shall mean the delivery to the Participant of either (i) a certificate evidencing a number of Ordinary Shares equal to the number of RSUs that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Ordinary Shares.

(i)“Settlement Date” shall mean the date on which the Shares are Settled.

(j)“Stock Ownership Guidelines” shall mean the policy adopted by the Company’s Board of Directors that requires an employee to hold a specific number of Ordinary Shares of the Company, as such policy currently exists or as it may from time to time be modified in the future.

(k)“System” shall mean the eTrade equity plan administration system or any subsequent system utilized by the Company.

2.Grant of Restricted Stock Units; Dividend Equivalent Units.

(a) As of the Grant Date set forth in the Notice, subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units set forth in the Notice (the “RSUs”). Each RSU represents the right to receive one Ordinary Share (a “Share”) to the extent that the RSU becomes vested and non-forfeitable in accordance with Section 4 hereof.
(b) With respect to each RSU, whether or not vested, that has not been forfeited (but only to the extent such award of RSUs has not been settled for Shares), the Company shall, with respect to any cash dividends paid on the Shares, accrue and credit to the Participant’s bookkeeping account a number of RSUs having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to such RSU if it were an outstanding Share (the “Dividend Units”). These Dividend Units thereafter shall (i) be treated as RSUs for purposes of future dividend accruals pursuant to this Section 2; and (ii) vest in such amounts (rounded to the nearest whole RSU) at the same time as the RSUs with respect to which such Dividend Unit were received. The Participant shall not be entitled to any Dividend Unit payment with respect to any RSU that does not vest in accordance with this Agreement. Any dividends or distributions on Shares paid other than in cash shall accrue in the Participant’s bookkeeping account and shall vest at the same time as the RSUs in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Share).
(c) The Dividend Units and any amounts that may become payable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of Section 409(A) of the Code.
(d) The Company’s obligations under this Agreement (with respect to both the RSUs and the Dividend Units, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Participant under this Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the RSUs shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed, any Company policy and any applicable federal or state securities law.
3.Restrictions.

(a) The Participant shall have no rights as a stockholder of the Company by virtue of any RSU unless and until such RSU vests and resulting Ordinary Shares are issued to the Participant.
(b) The RSUs shall not be assignable or transferable by the Participant, other than (i) by will or the laws of descent and distribution, (ii) to family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members; or (iii) to any other person to the extent permitted by applicable securities law and approved by the Committee in its sole discretion. Any RSUs assigned or transferred pursuant to this Section 3(b) shall continue to be subject to the same terms and conditions as were applicable to the RSUs immediately before the transfer. Notwithstanding the foregoing, in no event shall any rights pursuant to this Agreement be assignable or transferable by the Participant if and to the extent the Committee determines that the RSUs are subject to Section 409A and that such assignment or transfer would result in a violation of Section 409A.
(c) Any attempt to dispose of the RSUs or any interest in the RSUs in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

4.Vesting; Acceleration of Vesting.

(a) Except as may be otherwise provided in Sections 4(b) and 4(c) of this Agreement, so long as the Participant continues to serve as a member of the Company’s Board of Directors from the Grant Date through the vesting date, the vesting of the Participant’s rights and interests in the RSUs shall become vested and non-forfeitable at the earlier of the one-year anniversary of the Grant Date and the next annual shareholder meeting.

(b) Change of Control. Upon the occurrence of a Change of Control, all RSUs granted hereunder that are not yet vested shall vest in accordance with Section 11 of the Plan.

(c) Death or Disability. In the event of the Participant’s Separation from Service due to death or Disability, any portion of the RSUs that are not yet vested shall become immediately vested.
5.Settlement of RSUs/Dividend Units.
(a)Unless and until the RSUs and the corresponding Dividend Units become vested and non-forfeitable in accordance with Section 4 hereof, the Participant will have no right to Settlement of any such RSUs or Dividend Units. Vested and non-forfeitable RSUs and Dividend Units shall be Settled by the Company reasonably promptly after the date of any such vesting (and in all events not later than 60 days after such vesting date) and upon the satisfaction of all other applicable conditions as to the RSUs and Dividend Units (including the payment by the Participant of all applicable withholding taxes).
(b)Such Settlement shall be accomplished by delivering to the Participant (or his beneficiary in the event of death) either (i) a certificate evidencing a number of Ordinary Shares equal to the number of RSUs and corresponding Dividend Units that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Ordinary Shares. To the extent that the Participant is then subject to Stock Ownership Guidelines and that such Ordinary Shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such Ordinary Shares (i) may be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE ORDINARY SHARES REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE FRESH DEL MONTE PRODUCE INC. STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each Ordinary Share is subject to the same terms and conditions as shares that are represented by a physical stock certificate. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any RSUs or Dividend Units that are so paid.
6.Withholding.

(a)The Participant is responsible for any or all federal, state, local or foreign income tax, payroll tax or other tax-related withholding imposed with respect to RSUs or the Dividend Units (“Tax-Related Items”), regardless of any action the Company takes with respect to the Tax-Related Items. The Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the RSUs or the subsequent sale of Shares acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.
(b)Prior to vesting of the RSUs, the Participant, to the extent required by applicable law, shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. To the extent permissible under applicable law, the Company may permit a Participant to satisfy his liability for Tax-Related Items by:

    (i)     instructing the Company to execute a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure, acceptable to the Committee where the amount of withholding due is remitted to the Company (a “sell-to-cover” arrangement); and/or

    (ii)    to the extent permissible under Section 409A of the Code, instructing the Company to withhold a number of Ordinary Shares deliverable on the Settlement Date, which have a Fair Market Value on the date of vesting equal to the amount of Tax-Related Items due (a “net-settlement” arrangement);

subject, in each case, to any limitations imposed by the Company’s insider trading policy and the U.S. federal securities laws.

7.No Rights as Shareholder. The Participant shall have no right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the RSUs or the Ordinary Shares underlying the RSUs unless and until the RSUs become vested and non-forfeitable and such Shares are delivered to the Participant in accordance with this Agreement.
8.Consideration to the Company. In consideration of the awarding of the RSUs by the Company, the Participant agrees (i) to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe, (ii) to comply with all Company Agreements to which the Participant is subject from time to time and (iii) to those Additional Acknowledgements set forth in Appendix A attached hereto. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as a member of the Board of Directors, or shall interfere with or restrict in any way the rights of the Board of Directors or the shareholders of the Company, which are hereby expressly reserved, to remove, not re-nominate or not re-elect the Participant to serve as a member of the Board of Directors at any time for any reason whatsoever as permitted by law.

9.Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of this Agreement and the Plan and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this award.

10.Regulatory Restrictions on the RSUs.
(a) Compliance with Securities Laws. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are awarded and may be Settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
(b) Conditions to Issuance of Ordinary Shares. The Ordinary Shares deliverable upon the Settlement of the RSUs, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Ordinary Shares shall be fully paid and nonassessable. Subject to the requirements of Section 409A, the Company shall not be required to issue or deliver any shares of stock upon the vesting of the RSUs or portion thereof prior to fulfillment of all of the following conditions (i) the admission of such Ordinary Shares to listing on all stock exchanges on which such class of shares is then listed, (ii) the completion of any registration or other qualification of such Ordinary Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, (iii) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable, and (iv) the lapse of such reasonable period of time following the vesting of the RSUs as the Committee may from time to time establish for reasons of administrative convenience.
11.Compliance with Section 409A.
(a) General. It is the intention of the Company that the benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with Section 409A to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, the Company may, without the Participant’s consent, amend the terms of such benefits and rights such that they comply with Section 409A.
(b) Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of the Separation from Service of the Participant shall be made unless and until the Participant incurs a “separation from service” within the meaning of Section 409A, and applicable Treasury Regulations.
(c) 6 Month Delay for Specified Employees.
(i) If the Participant is a “specified employee”, then no payment or benefit that is payable on account of the Participant’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is the business day following the six-month anniversary of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.
(ii) For purposes of this provision, the Participant shall be considered to be a “specified employee” if, at the time of his or her separation from service, the Participant is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.

(d) No Acceleration of Payments. Neither the Company nor the Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(e) Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Participant is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(f) No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
12.Miscellaneous.

(a) Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the officer designated as the “Administrator” from time to time, and any notice to be given to the Participant shall be communicated to him (i) via electronic notification on the System, (ii) by e-mail to the Participant at the Participant’s e-mail address on file with the Company, or (iii) by mail to the Participant at the Participant’s mailing address on file with the Company. By a notice given pursuant to this Section 15(a), either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 15(a). Any notice delivered by mail shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
(b) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
(c)Entire Agreement. These Terms & Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.
(d)Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the RSU. In its absolute discretion, the Company’s Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which, under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
(e)Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(f)Governing Law; Jurisdiction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Florida without regard to conflicts of laws thereof. Venue in any action arising out of or relating to this Agreement shall be in federal court in the Southern District of Florida, if federal jurisdiction exists. If federal jurisdiction does not exist, venue shall be in state court in Miami-Dade County, Florida.
(g)Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms & Conditions.
(h)Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not affect in any adverse manner any rights of the Participant under this Agreement. No amendment of this Agreement shall, without the consent of the Participant, affect in any adverse manner any rights of the Participant under this Agreement.
(i)Adjustments. Notwithstanding any other provision of this Agreement, the Committee may adjust the RSUs in accordance with the provisions of the Plan.
(j)Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
(k)Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

APPENDIX A
ADDITIONAL ACKNOWLEDGEMENTS

1.    DATA PRIVACY

    As a condition of the award of the Restricted Stock RSUs, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Appendix. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of any entitlement to shares of stock or equivalent benefits awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”). The Participant further understands that the Company and its subsidiaries will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the RSUs. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the RSUs, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections from the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the RSUs. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the RSUs. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant to the Participant RSUs or other awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to benefit from the RSUs. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

2.    ADDITIONAL ACKNOWLEDGEMENTS

    By entering into this Agreement and accepting the grant of RSUs evidenced hereby, the Participant acknowledges, understands and agrees that:
(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time;

(b) the award of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs or benefits in lieu of RSUs, even if such awards have been awarded in the past;
(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d) the Participant is voluntarily accepting the grant of RSUs;

(e) the RSUs, the Dividend Units, the Ordinary Shares and any payments or benefits with respect thereto are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments, and in no event should be considered as compensation for, or in any way relating to, past services for the Company or any of its subsidiaries;
(f) in accepting the grant of RSUs, the Participant expressly recognizes that the RSUs are an award made solely by the Company, with principal offices at c/o Del Monte Fresh Produce Company, 241 Sevilla Avenue, Coral Gables, Florida 33134, U.S.A.; the Company is solely responsible for the administration of the Plan and the Participant’s participation in the Plan; in the event that the Participant is an employee of a subsidiary, the RSUs and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company; furthermore, the RSUs will not be interpreted to form an employment contract with any subsidiary;
(g) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;
(h) neither the Company nor any of its subsidiaries shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or any payment made pursuant to the RSUs;
(i) the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the RSUs, the Dividend Units or the Shares issuable with respect to the RSUs or the Dividend Units. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors regarding the RSUs, the Dividend Units and the Shares before taking any action in relation thereto; and
(j) the Participant has received and read the 10(a) Prospectus under the Plan pursuant to which the RSUs are being offered, which Prospectus has been uploaded to the System.